UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 24, 2013
Date of Report (Date of earliest event reported)

AMERICAN EXPLORATION CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-141060	98-0518266
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

407 2nd St. SW Suite 700 Calgary, Alberta, Canada	T2P 2Y3
(Address of principal executive offices)	(Zip Code)

(403) 233-8484
Registrant’s telephone number, including area code

N/A
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

In anticipation of the consummation of that certain merger agreement dated February 4, 2013 with (the “Merger Agreement”) with Spotlight Innovation LLC, an Iowa limited  liability company ("Spotlight"), pursuant to which certain conditions precedent must be satisfied prior to closing of the Merger Agreement, including, but not limited to, the current Board of Directors appointing Cris Grunewald as the sole member of the Board of Directors and the President/Chief Executive Officer and Secretary, on July 24, 2013, the Board of Directors has accepted the resignation of Steve Harding as the President of the Company and appointed Cristopher Grunewald as the President of the Company.  Mr. Harding will remain as the Chief Executive Officer and the sole member of the Board of Directors.

Biography of Cristopher Grunewald.

From 2008 through 2010, Mr. Grunewald was the Operations Vice President of a Midwest institutional healthcare business incubator, where he reported directly to the chief executive officer. Mr. Grunewald led corporate development and implementation of all day-to-day operations and due-diligence for a joint venture to successfully commercialize healthcare technology developed at a regional healthcare treatment and research center. As the sole operations executive, he served as key team builder while providing significant expertise in due diligence, technology transfer, underwriting and financing. Mr. Grunewald performed comprehensive operational execution to support the joint-venture intellectual property commercialization from 2008-2010. This commercialization formed the core technology to create eight companies. He designed over three hundred due diligence projects, and then recruited a worldwide research team to complete them. This was direct decision support for licensing, legal, start-up processes and revenue building. He launched a non-diluted equity and federal marketplace program to identify and secure federal funding and contracts for each of the sister companies.

From 2002 through 2007, Mr. Grunewald was a Vice President at a private equity investment firm where he designed and oversaw real estate investment strategy and conducted start-up underwriting processes. Mr. Grunewald selected and supervised consultants and employees for all executive functions including legal, capital, financial analysis, accounting and controls, and risk management. He directed a management team that developed and managed a regional securities representative network, and hired the sales team, as well as managing all start-up, operational and marketing processes.

Mr. Grunewald earned a Bachelor of Science in Liberal Arts from Iowa State University, Iowa. Mr. Grunewald attended the National Geospatial Intelligence Agency School, Ft. Belvoir, Virginia.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EXPLORATION CORP.

DATE: July 24, 2013	By:	/s/ Steven Harding
	Name:	Steven Harding
	Title:	Chief Executive Officer